UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) ofThe Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2019

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd., Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (410) 970-7800

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered Symbol(s)
Common Stock, $0.001 Par Value	GVP	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2019, the Company held its annual meeting of stockholders.  At that meeting, the following matters were voted upon and the following reflects the final voting results:

Proposal	For	Withheld	Broker Non-Votes
1) Election of Directors for a 3-year term expiring 2022 Kyle J. Loudermilk Christopher D. Sorrells	13,618,117 13,648,715	255,737 225,139	4,148,730 4,148,730
	For	Against	Abstain	Broker Non-Votes
2) Non-binding resolution to approve Company's named executive officer compensation	13,458,021	405,332	10,501	4,148,730
	For	Against	Abstain
3) Ratify BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019	15,875,973	2,110,919	35,692

In relation to Proposal 1, each director nominee received more votes for than withheld from the nominee’s election, and was therefore elected as a Class III Director.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:	/s/ Daniel W. Pugh
Daniel W. Pugh
Secretary, Senior Vice President, General Counsel and Risk Management Officer

Date: June 11, 2019